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Exhibit 21

Subsidiaries of the Registrant

The Registrant had no parent at December 31, 2002.

As of December 31, 2002, The Rouse Company owned 100% of the voting securities of the following domestic and foreign corporations included in the consolidated financial statements:

Subsidiary	State of Incorporation
Directly owned subsidiaries of the Company. All shares are Common Stock unless otherwise noted.
Hermes, Incorporated	Maryland
Howard Hughes Properties, Inc. (Note 1)	Nevada
HRD Properties, Inc. (Note 2)	Maryland
HRD Remainder, Inc. (Note 3)	Maryland
Hughes Corporation, The (Note 4)	Delaware
Rouse Capital (Note 5)	Delaware
The Rouse Company Business Trust	Maryland
Rouse Property Management, Inc. (Note 6)	Maryland
TRC Property Holdings, Inc. (Note 9)	Maryland
TRCGP, Inc.	Maryland

As of December 31, 2002, TRCGP, Inc. owned all of the outstanding units of membership interest of Terrapin Acquisition, LLC, a Maryland limited liability company, and is the sole general partner of The Rouse Company LP, a Delaware limited partnership. As of December 31, 2002, The Rouse Company LP owned 61% of Exton Square Property LLC, Gallery at Market East LLC and Plymouth Meeting Property LLC, Delaware limited liability companies, and 100% of the voting securities or member interests of the following domestic corporations and limited liability companies included in the consolidated financial statements:

Subsidiary	State of Incorporation
American City Company, LLC, The	Maryland
Baltimore Center, LLC	Delaware
Beachwood Property Holdings, LLC	Maryland
Charlottetown, LLC	Maryland
Charlottetown North, LLC	Maryland
Chesapeake Investors, LLC (Note 10)	Delaware
Community Research and Development, LLC	Maryland
Cuyahoga Land Company, LLC	Maryland
Exton Shopping, LLC	Maryland
Four Owings Mills Corporate Center, LLC	Maryland
Franklin Park Mall Company, LLC	Maryland
Gallery Maintenance, LLC (Note 11)	Maryland
Gallery II Trustee, LLC	Maryland
Harborplace Management Company, LLC	Maryland
Hermes, LLC	Maryland
Huntington Properties, LLC	Maryland
Louisville Shopping Center, LLC	Kentucky
Mondawmin Company, LLC	Maryland
O. M. Guaranty, LLC	Maryland
O. M. Land Development, LLC	Maryland
One Owings Mills Corporate Center, LLC	Maryland
Owings Mills Finance Company, LLC	Maryland

Plymouth Meeting Food Court, LLC	Maryland
PT Funding, LLC	Maryland
Rouse-Camden Warehouse, LLC	Maryland
Rouse-Columbus, LLC	Maryland
Rouse Company at Owings Mills, LLC, The	Maryland
Rouse Company Financial Services, LLC, The	Maryland
Rouse Company of Alabama, LLC, The (Note 12)	Alabama
Rouse Company of Alaska, LLC, The	Maryland
Rouse Company of Arkansas, LLC, The	Maryland
Rouse Company of California, LLC, The (Note 13)	Maryland
Rouse Company of Colorado, LLC, The	Maryland
Rouse Company of Connecticut, LLC, The	Delaware
Rouse Company of Florida, LLC, The (Note 14)	Florida
Rouse Company of Georgia, LLC, The (Note 15)	Georgia
Rouse Company of Idaho, LLC, The	Maryland
Rouse Company of Illinois, LLC, The	Maryland
Rouse Company of Iowa, LLC, The	Maryland
Rouse Company of Kentucky, LLC, The	Maryland
Rouse Company of Louisiana, LLC, The (Note 16)	Maryland
Rouse Company of Maine, LLC, The	Maryland
Rouse Company of Massachusetts, LLC, The (Note 17)	Maryland
Rouse Company of Michigan, LLC, The (Note 18)	Maryland
Rouse Company of Minnesota, LLC, The (Note 19)	Maryland
Rouse Company of Mississippi, LLC, The	Maryland
Rouse Company of Montana, LLC, The	Maryland
Rouse Company of Nevada, LLC, The (Note 20)	Nevada
Rouse Company of New Hampshire, LLC, The	Maryland
Rouse Company of New Jersey, LLC, The (Note 21)	New Jersey
Rouse Company of New Mexico, LLC, The	Maryland
Rouse Company of New York, LLC, The (Note 22)	New York
Rouse Company of North Carolina, LLC, The (Note 23)	Maryland
Rouse Company of North Dakota, LLC, The	Maryland
Rouse Company of Ohio, LLC, The (Note 24)	Ohio
Rouse Company of Oklahoma, LLC, The	Maryland
Rouse Company of Oregon, LLC, The (Note 25)	Maryland
Rouse Company of Pennsylvania, LLC, The (Note 26)	Pennsylvania
Rouse Company of Rhode Island, LLC, The	Maryland
Rouse Company of South Carolina, LLC, The	Maryland
Rouse Company of South Dakota, LLC, The	Maryland
Rouse Company of Tennessee, LLC, The (Note 27)	Maryland
Rouse Company of Texas, LLC, The (Note 28)	Texas
Rouse Company of the District of Columbia, LLC, The	Maryland
Rouse Company of Utah, LLC, The	Maryland
Rouse Company of Vermont, LLC, The	Maryland
Rouse Company of Virginia, LLC, The (Note 29)	Maryland
Rouse Company of Washington, LLC, The (Note 30)	Maryland
Rouse Company of West Virginia, LLC, The	Maryland
Rouse Company of Wisconsin, LLC, The	Maryland
Rouse Company of Wyoming, LLC, The	Maryland
Rouse Company Protective Trust, Inc., The	Delaware
Rouse-Coral Gables Development, LLC	Maryland
Rouse-Coral Gables Property, LLC	Maryland

Rouse Fashion Show Management, LLC	Maryland
Rouse Gallery II Management, LLC	Maryland
Rouse Holding Company, LLC, The	Maryland
Rouse Holding Company of Arizona, LLC, The (Note 31)	Maryland
Rouse-Inglewood, LLC	Maryland
Rouse Investing Company, LLC (Note 32)	Maryland
Rouse Management, LLC	Maryland
Rouse Management Services Company, LLC	Maryland
Rouse Metro Plaza, LLC	Maryland
Rouse-Metro Shopping Center, LLC	Maryland
Rouse-Milwaukee, LLC	Maryland
Rouse-Milwaukee Garage Maintenance, LLC	Maryland
Rouse Missouri Holding Company, LLC (Note 33)	Maryland
Rouse Oakbrook, LLC (Note 33-1)	Delaware
Rouse-Oakwood Shopping Center, LLC	Maryland
Rouse-Oakwood Two, LLC	Maryland
Rouse Office Management, LLC	Maryland
Rouse Office Management of Pennsylvania, LLC	Maryland
Rouse Owings Mills Management Company, LLC	Maryland
Rouse-Phoenix Cinema, LLC	Maryland
Rouse-Randhurst Shopping Center, LLC	Maryland
Rouse Service Company, LLC, The	Maryland
Rouse SI Shopping Center, LLC	Maryland
Rouse Tri-Party Miscellaneous, LLC	Maryland
Rouse Tristate Venture, LLC	Texas
Rouse-Urban Acquisition, LLC	Maryland
Rouse-Urban, LLC	Maryland
Rouse-Wates, LLC (Note 34)	Delaware
RREF Holding, LLC (Note 35)	Texas
RSE Preferred Acquisitions, LLC	Maryland
Salem Mall, LLC	Maryland
Six Owings Mills Corporate Center, LLC	Maryland
SMPL Management, LLC	Maryland
Terrapin Acquisition, LLC	Maryland
The Rouse Company Protective Trust, Inc.	Delaware
Three Owings Mills Corporate Center, LLC	Maryland
TRC Central, LLC	Maryland
TRCD, LLC (Note 36)	Delaware
TRC Exton Plymouth 1 through 39, LLC (Note 7)	Delaware
TRC Gallery at Market East 1 through 39, LLC (Note 8)	Delaware
TRC Holding Company of Washington, D.C., LLC	Maryland
TRC Property Management, LLC	Maryland
TRC Purchasing, LLC	Maryland
Two Owings Mills Corporate Center, LLC	Maryland
White Marsh Equities Company, LLC	Maryland

Notes:

1.
Howard Hughes Properties, Inc. owns all of the outstanding common stock or units of membership interest of the following entities:

    10000 West Charleston Boulevard, LLC, a Nevada limited liability company
    Howard Hughes Canyon Pointe Q3, LLC, a Nevada limited liability company
    Howard Hughes Canyon Pointe Q4, LLC, a Nevada limited liability company

    Howard Hughes Centerpoint, LLC, a Nevada limited liability company
    Howard Hughes Properties IV, LLC, a Delaware limited liability company
    Howard Hughes Properties V, LLC, a Delaware limited liability company
    Howard Hughes Properties VI, LLC, a Nevada limited liability company
    Howard Hughes Properties VII, LLC, a Nevada limited liability company
    HRD-HHP Holdings, LLC, a Nevada limited liability company
    Rouse Westin, Inc., a Maryland corporation

2.
HRD Properties, Inc. owns all of the outstanding common stock or units of membership interest of the following entities:

    BCI Holdings, Inc., a Maryland corporation
    Greengate Mall, Inc., a Pennsylvania corporation
    Philadelphia Gallery II, a Pennsylvania business trust
    RREF Hotel Holdings, Inc., a Maryland corporation
    Rouse-Abbey, LLC, a Maryland limited liability company
    Rouse-Kravco, LLC, a Maryland limited liability company
    VCK Holdings, Inc., a Maryland corporation

      BCI Holdings, Inc. owns all of the outstanding common stock of Rouse-Brandywood, Inc., a Maryland corporation.

      RREF Hotel Holdings, Inc. owns all of the outstanding common stock of Rouse-Fairwood Development Corporation, a Maryland corporation.

        Rouse-Fairwood Development Corporation is the general partner of Rouse-Fairwood Development Limited Partnership, which owns all of the outstanding units of membership interest of Fairwood-Prospect Front-Foot Benefit Company, LLC, a Maryland limited liability company.

      VCK Holdings, Inc. owns all of the outstanding common stock of Rouse-Canyon Springs, Inc. and The Rouse Development Company of California, Inc., both Maryland corporations.

3.
HRD Remainder, Inc. owns 57.6% of the outstanding common stock of The Howard Research And Development Corporation, a Maryland corporation, and all of the outstanding common stock or units of membership interest of the following Maryland entities:

    The Howard Research And Development Holdings Corporation
    North Star Mall II, LLC
    West Kendall Holdings, LLC
    Willowbrook II, LLC

    The Howard Research And Development Corporation owns all of the outstanding common stock or units of membership interest of the following Maryland entities:

      Columbia Land Holdings, Inc.
      Emerson Corporation
      ExecuCentre, LLC
      HRD Commercial Properties, Inc.
      HRD Investment, Inc.
      Rouse-MerchantWired, Inc.
      Rouse Properties, Inc.
      Rouse Transportation, LLC
      Stansfield-Laurel, Inc.
      Stone Lake Corporation

    The Howard Research And Development Holdings Corporation owns 40.6% of the outstanding common stock of The Howard Research And Development Corporation and all

    of the outstanding common stock or units of membership interest of the following Maryland entities:

      Columbia Crossing, Inc.
      Columbia Gateway, Inc.
      Columbia Management, Inc.
      Dorsey's Search Village Center, Inc.
      Eighty Columbia Corporate Center, Inc.
      Fashion Show II, LLC
      Fifty Columbia Corporate Center, Inc.
      Forty Columbia Corporate Center, Inc.
      Gateway Investor, LLC
      Gateway Retail Center, Inc.
      GEAPE III, Inc.
      Hickory Ridge Village Center, Inc.
      HRD Parking, Inc.
      King's Contrivance Village Center, Inc.
      Lakefront North Parking, Inc.
      Oakland Ridge Commercial, Inc.
      Oakland Ridge Industrial Development Corporation
      Pointer's Run Builders Group, Inc.
      Rouse-Phoenix Hotel Corporation
      Rouse-Phoenix Hotel Parking, Inc.
      Rouse-River Hill Village Center, Inc.
      Sixty Columbia Corporate Center, Inc.

    Fashion Show II, LLC owns 0.06% of Rouse Fashion Show, LLC, a Nevada limited liability company.

    Eighty Columbia Corporate Center, Inc. is the Sole Member of Eighty Columbia Corporate Center, LLC, a Maryland limited liability company.

    GEAPE III, Inc. owns 1.8% of the outstanding common stock of The Howard Research And Development Corporation and owns all of the outstanding common stock of GEAPE Land Holdings, Inc., a Maryland corporation.

      GEAPE Land Holdings, Inc. owns all of the outstanding common stock of The Columbia Development Corporation, a Maryland corporation.

      The Columbia Development Corporation owns all of the outstanding common stock of the following Maryland corporations:

        Columbia Mall, Inc.
        Dobbin Road Commercial, Inc.
        Guilford Industrial Center, Inc.

      Columbia Mall, Inc. owns all of the outstanding common stock of the following Maryland corporations and is sole trustee of the following Maryland business trusts:

        Columbia Mall Business Trust
        Harper's Choice Village Center, Inc.
        Seventy Columbia Corporate Center, Inc.

      Columbia Mall Business Trust is the Sole Member of Columbia Mall SPE, LLC, a Maryland limited liability company.

      Rouse Columbia Contribution, LLC, a Maryland limited liability company, is owned by various subsidiaries and affiliates of The Howard Research And Development Holdings Corporation.

        Rouse Columbia Contribution, LLC owns all of the outstanding units of membership interest of Lakeside Mall, LLC, a Michigan limited liability company.

4.
The Hughes Corporation owns all of the outstanding common stock or units of membership interest of The Howard Hughes Corporation, a Delaware corporation, Howard Hughes Realty, Inc., a Nevada corporation, and THC-HRE, LLC, a Maryland limited liability company.

      The Howard Hughes Corporation owns all of the outstanding common stock or units of membership interest of the following entities:

        HHC LP Corp., a Delaware corporation
        HHP-California Corporation, a Nevada corporation
        Hughes Properties, Inc., a Nevada corporation
        H-Tex, Incorporated, a Texas corporation
        Red Rock Investment, LLC, a Nevada limited liability company
        Summa Corporation, a Delaware corporation
        Summerlin Corporation, a Delaware corporation

      The Howard Hughes Corporation is the General Partner of Howard Hughes Properties, Limited Partnership ("HHPLP"), a Delaware limited partnership, which owns approximately 13% of the units of membership interest of S-R Nevada Properties LLC, a Nevada limited liability company, which is the sole member of Summerlin Center, LLC, a Delaware limited liability company. HHPLP owns 70.15% of Rouse Fashion Show, LLC, a Nevada limited liability company. In addition, HHPLP owns all of the outstanding units of membership interest of the following Nevada limited liability companies:

        Howard Hughes Properties I, LLC
        Howard Hughes Properties II, LLC
        Howard Hughes Properties III, LLC

5.
Rouse Capital is a statutory business trust formed under Delaware law. All of the Common Securities of Rouse Capital are owned by the Company. The Preferred Securities of Rouse Capital were sold in a public registered offering in 1995.

6.
Rouse Property Management, Inc. owns 35% of the outstanding common stock of Four State Facility Corporation, a Delaware corporation, and all of the outstanding common stock or units of membership interest of the following Maryland entities:

      Faneuil Hall Beverage, LLC
      Harborplace, Inc.
      Rouse Development Management, LLC
      Rouse-West Dade, Inc.

        Rouse-West Dade, Inc. owns 50.2% of the outstanding common stock of
        West Kendall REIT, Inc.

7.
TRC Exton Plymouth 1 through TRC Exton Plymouth 39, LLC each owns 1% of Exton Square Property LLC and Plymouth Meeting Property LLC, both Delaware limited liability companies.

8.
TRC Gallery at Market East 1 through TRC Gallery at Market East 39, LLC each owns 1% of Gallery at Market East LLC, a Delaware limited liability company.

9.
TRC Property Holdings, Inc. owns all of the outstanding common stock of Rouse Tri-Party TRS, Inc., a Maryland corporation.

10.
Chesapeake Investors, LLC owns all of the outstanding common stock of Rouse Commercial Properties, LLC, a Maryland limited liability company:

      Rouse Commercial Properties, LLC owns all of the outstanding common stock of the following Maryland entities:

        Hunt Valley Title Holding Company, LLC
        Rouse Acquisition Finance, LLC
        Rouse Commercial Finance, LLC

      Hunt Valley Title Holding Company, LLC owns 5% of the outstanding common stock of Rouse-Teachers Holding Company, a Nevada corporation.

        Rouse-Teachers Holding Company owns all of the outstanding common stock of Rouse-Teachers Land Holdings, Inc., a Maryland corporation.

11.
Gallery Maintenance, LLC owns all of the outstanding common stock of Rouse Gallery Management, LLC, a Maryland limited liability company.

12.
The Rouse Company of Alabama, LLC owns all of the outstanding units of membership interest of Rouse-Liberty Park, LLC, a Maryland limited liability company.

13.
The Rouse Company of California, LLC owns all of the outstanding common stock of each of the following Maryland limited liability companies:

      Rouse-Palm Springs II, LLC
      Rouse-Sacramento, LLC

14.
The Rouse Company of Florida, LLC owns all of the outstanding units of membership interest of each of the following entities:

      Governor's Square, LLC, a Florida limited liability company
      Howard Retail Investment Company, LLC, a Maryland limited liability company
      New River Center, LLC, a Florida limited liability company
      Rouse-Bayside, LLC, a Maryland limited liability company
      Rouse-Coral Gables, LLC, a Maryland corporation
      Rouse-Duval, LLC, a Maryland limited liability company
      Rouse-East Jacksonville, LLC, a Maryland limited liability company
      Rouse-Fort Myers, LLC, a Maryland limited liability company
      Rouse-Governor's Square, LLC, a Maryland corporation
      Rouse-Jacksonville, LLC, a Delaware limited liability company
      Rouse Kendall Management Company, LLC, a Maryland limited liability company
      Rouse-Miami, LLC, a Delaware limited liability company
      Rouse-Orlando, LLC, a Delaware limited liability company
      Rouse-Osceola, LLC, a Maryland limited liability company
      Rouse-Tampa, LLC, a Florida limited liability company

        Rouse-Bayside, LLC is the Sole Member of the following Maryland limited liability companies: Rouse-Tampa Acquisition, LLC, Rouse-Tampa Bay, LLC and Rouse-Tampa S Acquisition, LLC.

        Rouse-Coral Gables, LLC owns all of the outstanding units of membership interest of Rouse-Coral Gables Property, LLC, a Maryland limited liability company.

15.
The Rouse Company of Georgia, LLC owns 50% of the outstanding units of membership interest of Perimeter Mall Facilities, LLC and Perimeter Mall Venture, LLC, both Delaware limited liability companies, and all of the outstanding units of membership interest of each of the following Maryland limited liability companies:

      Augusta Mall, LLC
      Outlet Square of Atlanta, LLC
      Perimeter Center, LLC
      Perimeter Mall, LLC
      Perimeter Mall Management Company, LLC
      Rouse-Atlanta, LLC
      Rouse Columbus Square, LLC
      Rouse Development Management Company, LLC
      Rouse-Forsyth, LLC
      Rouse South DeKalb, LLC
      South DeKalb Mall Management Company, LLC

16.
The Rouse Company of Louisiana, LLC owns all of the outstanding units of membership interest of Rouse-New Orleans, LLC, a Maryland limited liability company.

17.
The Rouse Company of Massachusetts, LLC owns all of the outstanding units of membership interest of each of the following limited liability companies:

      Faneuil Hall Marketplace, LLC, a Delaware limited liability company
      Marketplace Grasshopper, LLC, a Maryland limited liability company
      Rouse-Eastfield, LLC, a Maryland limited liability company

18.
The Rouse Company of Michigan, LLC owns all of the outstanding units of membership interest of each of the following Maryland limited liability companies:

      Rouse-Ann Arbor, LLC
      Rouse Southland, LLC
      Rouse Southland Management Company, LLC
      Southland Security, LLC

      Rouse Southland, LLC owns 10% of the outstanding units of membership interest of Southland Center Holding, LLC, a Maryland limited liability company.

      Southland Center Holding, LLC owns all of the outstanding units of membership interest of Southland Center, LLC, a Delaware limited liability company.

19.
The Rouse Company of Minnesota, LLC owns all of the outstanding units of membership interest of each of the following Maryland limited liability companies:

      Ridgedale Shopping Center, LLC
      Rouse-Maple Grove, LLC
      Rouse Ridgedale Holding, LLC
      Rouse Ridgedale Management Company, LLC
      Rouse-St. Elmo, LLC

      Rouse Ridgedale Holding, LLC owns all of the outstanding units of membership interest of Rouse Ridgedale, LLC, a Delaware limited liability company.

20.
The Rouse Company of Nevada, LLC owns 35% of Four State Properties, LLC, 29.79% of Rouse Fashion Show, LLC and all of the outstanding units of membership interest of each of the following entities:

      10450 West Charleston Boulevard, LLC, a Nevada limited liability company
      Cherry Hill Center, LLC, a Maryland limited liability company
      Echelon Holding Company, LLC, a Delaware limited liability company
      Echelon Mall, LLC, a Maryland limited liability company
      Fashion Show Construction Management, LLC, a Nevada limited liability company
      Harborplace, LLC, a Maryland limited liability company
      One Willow Company, LLC, a Delaware limited liability company
      Paramus Equities, LLC, a Texas limited liability company
      Paramus Park, LLC, a Maryland limited liability company
      Rouse F.S., LLC, a Maryland limited liability company
      Rouse-Fashion Outlet, LLC, a Maryland limited liability company
      Rouse-Las Vegas, LLC, a Nevada limited liability company
      Rouse-Moorestown, LLC, a Maryland limited liability company
      Rouse-Moorestown II, LLC, a Maryland limited liability company
      Rouse-Valley Fair, LLC, a Maryland limited liability company
      Rouse-Westdale, LLC, a Maryland limited liability company
      Rouse-Wincopin, LLC, a Maryland limited liability company
      TTC Member, LLC, a Maryland limited liability company
      Two Willow Company, LLC, a Delaware limited liability company
      The Village of Cross Keys, LLC, a Maryland limited liability company
      White Marsh Mall, LLC, a Maryland limited liability company
      Woodbridge Center, LLC, a Maryland limited liability company

    One Willow Company, LLC owns all of the outstanding units of membership interest of Three Willow Company, LLC, a Delaware limited liability company.

    Rouse F.S., LLC owns all of the outstanding common stock of FS Entertainment, Inc., a Nevada corporation.

      FS Entertainment, Inc. owns all of the outstanding units of membership interest of FS Entertainment, LLC, a Nevada limited liability company.

    TTC Member, LLC owns 1% of the outstanding units of membership interest of TTC SPE, LLC, a Maryland limited liability company, and 0.5% of the outstanding units of membership interest of Towson TC, LLC, a Maryland limited liability company.

    The Village of Cross Keys, LLC is the sole trustee and shareholder of Mondawmin Business Trust and VCK Business Trust, both Maryland business trusts.

      Mondawmin Business Trust is the Sole Member of Mondawmin, LLC, a Maryland limited liability company.

    Four State Properties, LLC owns 99% of the outstanding units of membership interest in TTC SPE, LLC and owns all of the outstanding units of membership interest of each of the following Maryland limited liability companies:

      Rouse-Bridgewater Commons, LLC
      Rouse-Fashion Place, LLC
      Rouse-Park Meadows Holding, LLC
      Rouse-Towson Town Center, LLC

    Rouse-Bridgewater Commons, LLC owns all of the outstanding units of membership interest of Bridgewater Commons Mall, LLC, a Maryland limited liability company.

      Bridgewater Commons Mall, LLC owns all of the outstanding units of membership interest of Bridgewater Commons Mall Development, LLC, a Maryland limited liability company and Bridgewater Commons Mall II, LLC, a Delaware limited liability company.

    Rouse-Park Meadows Holding, LLC owns all of the outstanding units of membership interest of Rouse-Park Meadows, LLC, a Maryland limited liability company.

    Rouse-Towson Town Center, LLC owns 99.5% of the outstanding units of membership interest of Towson TC, LLC.

      Towson TC, LLC owns all of the outstanding units of membership interest of Rouse-TTC Funding, LLC, a Maryland limited liability company.

21.
The Rouse Company of New Jersey, LLC owns all of the outstanding units of membership interest of each of the following Maryland limited liability companies:

      Echelon Urban Center, LLC
      Paramus Equities II, LLC
      Paramus Mall Management Company, LLC
      Rouse-Burlington, LLC
      The Willowbrook Company, LLC
      Willmall Holdings, LLC
      Willowbrook Management Company, LLC

22.
The Rouse Company of New York, LLC owns all of the outstanding units of membership interest of the following Maryland limited liability companies:

      Rouse SI Shopping Management, LLC
      Seaport Marketplace, LLC
      Seaport Marketplace Theatre, LLC
      Seaport Theatre Management Company, LLC

23.
The Rouse Company of North Carolina, LLC owns all of the outstanding units of membership interest of Rouse-Charlotte, LLC, a Maryland limited liability company.

24.
The Rouse Company of Ohio, LLC owns all of the outstanding units of membership interest of each of the following entities:

      Beachwood Place, LLC, a Maryland limited liability company
      Cuyahoga Development Company, LLC, a Maryland limited liability company
      Franklin Park Mall Company, LLC, a Maryland limited liability company
      Franklin Park Mall Management Company, LLC, a Maryland limited liability company
      Rouse-Cincinnati, LLC, a Maryland limited liability company

25.
The Rouse Company of Oregon, LLC owns all of the outstanding units of membership interest of each of the following Maryland limited liability companies:

      Rouse Office Management of Oregon, LLC
      Rouse-Portland, LLC

    Rouse-Portland, LLC owns all of the outstanding units of membership interest of Pioneer Place Condominium Management, LLC, an Oregon limited liability company.

26.
The Rouse Company of Pennsylvania, LLC owns all of the outstanding units of membership interest of Whiteland I, LLC and Whiteland II, LLC, both Maryland limited liability companies.

27.
The Rouse Company of Tennessee, LLC owns all of the outstanding units of membership interest of Rouse-Brentwood, LLC, a Maryland limited liability company.

28.
The Rouse Company of Texas, LLC owns all of the outstanding units of membership interest of each of the following entities:

      AU Management Company, LLC, a Texas limited liability company
      Austin Mall, LLC, a Maryland limited liability company
      Collin Creek, LLC, a Delaware limited liability company
      Collin Creek Mall Management Company, LLC, a Maryland limited liability company
      Collin Creek Plano, LLC, a Delaware limited liability company
      North Star Mall, LLC, a Texas limited liability company
      NS Management Company, LLC, a Texas limited liability company
      Rouse Fort Worth, LLC, a Maryland limited liability company
      Rouse-Highland, LLC, a Delaware limited liability company
      Rouse Holding Company of Texas, LLC, a Texas limited liability company
      Rouse-San Antonio, LLC, a Maryland limited liability company
      Rouse-Southlake, LLC, a Maryland limited liability company
      Rouse-Tarrant, LLC, a Maryland limited liability company
      SDK Mall, LLC, a Texas limited liability company
      South DeKalb Mall, LLC, a Texas limited liability company

29.
The Rouse Company of Virginia, LLC owns all of the outstanding units of membership interest of Rouse-Richmond, LLC, a Maryland limited liability company.

30.
The Rouse Company of Washington, LLC owns all of the outstanding common stock of Rouse-Seattle, LLC, a Delaware LLC.

31.
The Rouse Holding Company of Arizona, LLC owns all of the outstanding common stock or units of membership interest of each of the following Maryland limited liability companies:

      Rouse-Arizona Center, LLC
      Rouse Office Management of Arizona, LLC
      Rouse-Phoenix Development Company, LLC
      Rouse-Phoenix Parking, LLC
      Rouse-Phoenix Parking Two, LLC
      Rouse-Phoenix Two Corporate Center, LLC

32.
Rouse Investing Company owns all of the outstanding units of membership interest of Rouse-Wilmington Homes, LLC, a North Carolina limited liability company.

33.
Rouse Missouri Holding Company, LLC owns all of the outstanding units of membership interest of The Rouse Company of Missouri, LLC, a Maryland limited liability company.

      The Rouse Company of Missouri, LLC owns all of the outstanding units of membership interest of The Rouse Company of St. Louis, LLC, a Maryland limited liability company.

33-1.    Rouse Oakbrook, LLC owns 50% of the outstanding units of membership interest of UC Oakbrook GenPar, LLC, a
            Delaware limited liability company.

34.
Rouse-Wates, LLC ("Rouse-Wates") and its consolidated subsidiaries are accounted for as a discontinued operation in the consolidated financial statements. Rouse-Wates owns all of the outstanding units of membership interest of Owen Brown B Development Company, LLC, a Maryland limited liability company.

35.
RREF Holding, LLC owns all of the outstanding units of membership interest of RII Holding, LLC, a Texas limited liability company.

36.
TRCD, LLC owns all of the outstanding units of membership interest of the following Delaware limited liability companies:

      Austin Mall Company, LLC
      Collin Creek Property, LLC
      The Franklin Park Company, LLC
      Mall St. Matthews Company, LLC
      North Star Mall Company, LLC
      One Franklin Park Company, LLC
      One Gallery Company, LLC
      Rouse Funding Company, LLC
      Rouse Funding Two, LLC
      TRCDE, LLC
      TRCDE Two, LLC
      TRCDF, LLC
      Two Franklin Park Company, LLC
      Two Gallery Company, LLC
      Willowbrook Mall Company, LLC

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  Exhibit 21
Subsidiaries of the Registrant